Exhibit 10.1
LITTELFUSE, INC. EQUITY INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
Littelfuse, Inc. hereby grants you shares of Littelfuse, Inc. common stock subject to certain restrictions as described herein (the “Restricted Stock”) through the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Plan”).
Participant (“you”):
Date of Grant:
Number of Shares of Restricted Stock:
Vesting Schedule: In general, the vesting and forfeiture provisions that apply to the Shares are described in Section 11 of the Plan. In general, subject to certain accelerated vesting and forfeiture provisions, so long as you have not previously terminated employment with Littelfuse, Inc. and its affiliates, restrictions on your Restricted Stock will lapse (the Shares will “vest”) as follows:

Vesting Date	Percentage of Shares Vesting

1st Anniversary of Date of Grant	25%
2nd Anniversary of Date of Grant	25%
3rd Anniversary of Date of Grant	25%
4th Anniversary of Date of Grant	25%
Additional Terms: Your rights and duties and those of the Corporation under your Award are governed by the provisions of this Award Agreement, and the attached Terms and Conditions and Plan document, both of which are incorporated into this Award Agreement by reference. If there is any discrepancy between these documents, the Plan document will always govern.
Questions: If you have any questions regarding your Award, please see the enclosed Restricted Stock Terms and Conditions, or contact the Global Director, Compensation and Benefits.

LITTELFUSE, INC.

By:
Name:

Title:

LITTELFUSE, INC. EQUITY INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK TERMS AND CONDITIONS
This document is intended to help you better understand the terms and conditions of the Shares of Restricted Stock (the “Restricted Stock”) granted to you under the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Plan”). References in this document to “our,” “us,” “we,” and the “Corporation” are intended to refer to Littelfuse, Inc.
Background
1. How are Restricted Stock recipients chosen?
Under our current process, only executives of the Corporation receive Restricted Stock awards. The Compensation Committee of our Board of Directors (“Committee”) reviews the nominations and makes a recommendation to our Board of Directors.
2. What is the value of my Restricted Stock?
The value of each Share of Restricted Stock is equal to the market price of one share of Littelfuse, Inc. common stock.
Note that, under the tax laws of most countries, market price will be considered income to you at the time each Share vests (there are certain exceptions to this rule, such as where you file an 83(b) election, as described in Question 6 below). We recommend that you consult your personal tax advisor to discuss your potential tax consequences of receiving this award of Restricted Stock.
3. Who keeps track of my Restricted Stock and vesting?
We have worked with the financial services firm of Merrill Lynch to provide you with an on-line program to track the value of your Restricted Stock and its vesting.
Terms and Conditions
4. When will the restrictions applicable to my Shares lapse (vest)?
Generally, any restrictions applicable to your Shares (called the “Period of Restriction”) shall lapse (you will vest) on 25% of your total Shares at the end of each year of your continuous service with us beginning with the Date of Grant indicated in your Award Agreement (your “Date of Grant”).
In certain special cases, your Shares will vest earlier. If you separate from service for any reason other than death, Disability (as defined in the Plan) or Eligible Retirement (as defined in the Plan), any Shares which are still subject to a Period of Restriction as of your termination date will be immediately forfeited. If you separate from service due to death, Disability or Eligible
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Retirement, then any Shares which are still subject to a Period of Restriction as of your separation date will vest based on your service provided to-date, as follows: first, the number of Shares of Restricted Stock subject to this Award is multiplied by the number of full months of service completed by you from Date of Grant to date of separation, divided by the total months in the Period of Restriction; and second, this amount is reduced by the number of Shares on which the Period of Restriction has already lapsed. No fractional Shares will vest. Any remaining Shares on which the Period of Restrictions has not lapsed as of your separation date will be immediately forfeited.
For example: if you are awarded 400 Shares on which the Period of Restriction lapses 1/4 each year, and you separate from service because of Disability after 12 months, then in addition to the 100 Shares on which the Period of Restriction has already lapsed, the Period of Restriction would also lapse on: (400 Shares x 24/48)-100 = 100 Shares. You would have received 200 Shares, and the remaining 200 Shares would be forfeited.
If a Change in Control (as defined in the Plan) occurs, your Period of Restriction on all of your Shares will lapse immediately prior to such Change in Control.
5. When will I receive my stock certificates?
We will hold the stock certificates (or their electronic equivalent) for each of your Shares of Restricted Stock in our possession until you vest in that Share and then we will deliver the stock certificates (or the electronic equivalent) to you as soon as practicable thereafter.
6. Do I have to pay any tax on my Shares?
Yes, if you are a United States taxpayer, you are taxed on the fair market value of each of your Shares in the year that you vest in that Share.
However, you have the right, by properly filing an election under Section 83(b) of the Internal Revenue Code (an “83(b) Election”) within 30 days after your Date of Grant, to elect to be taxed immediately on the value of your Shares, determined as of your Date of Grant. It is your sole responsibility and not the Corporation’s to decide whether to make such an 83(b) Election and to timely file all necessary paperwork with the appropriate governmental authorities. If you make an 83(b) Election, you are also required to promptly notify us by sending a copy of your written election form (within 10 days of filing notice with the governmental authorities) to: 8755 W. Higgins Road, O’Hare Plaza, Suite 500, Chicago, IL 60631, ATTN: Global Director, Compensation and Benefits. For your convenience, we have attached an 83(b) Election form as Exhibit “B”, which you may use to make your election.
Please note, however, that we make no representations with respect to and hereby disclaim all responsibility as to the tax treatment of your Shares. Please consult your personal tax advisor for advice on your particular situation.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Also note that no amounts of income received by you pursuant to this Award shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any of its subsidiaries.
7. Are taxes withheld when I vest in my Restricted Stock?
Yes, if you are a United States taxpayer, each time you vest in Shares of your Restricted Stock, you must pay the Corporation the full amount of any federal, state, foreign and local withholding taxes estimated by the Corporation to be due as a result of the vesting of your Shares. You must pay these withholding taxes as follows:
(a)	in cash;

(b)	by certified check;

(c)	by making appropriate arrangements through a broker to sell enough Shares to pay any taxes to us (subject to approval by the Committee); or

(d)	by any other method permitted by the Plan and approved by the Committee.
If any of the above methods are insufficient to satisfy the tax withholding estimated by us to be due, we have the right to use any other reasonable method of satisfying our tax withholding obligation, including without limitation, withholding taxes from other compensation owed to you or withholding Shares equal in value to our withholding tax obligation. In any event, all tax withholding requirements must be satisfied prior to the issuance or delivery of any shares of our common stock to you.
If you are subject to taxation in a country other than the United States, please see the separate summary entitled “Tax Consequences of Restricted Stock” and consult your personal tax advisor for advice on your particular situation.
8. What are my rights as a stockholder in my Shares?
You will have the right to vote your Shares and receive any dividends and other distributions paid with respect to such Shares during the Period of Restriction; however, certain restrictions may apply as set forth in the Plan. For example, if you are a Named Executive Officer and your grant or vesting of Shares is designed to comply with the requirements of the performance-based exception under Internal Revenue Code Section 162(m), the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to your Shares. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Securities and Exchange Act of 1934, such dividend shall be subject to a vesting period equal to the remaining vesting period of your Shares with respect to which the dividend is paid.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Once your Period of Restriction ends with respect to any Share, you will normally be entitled to all rights of ownership to such Share. Under certain circumstances described in the Plan, however, these rights may be delayed or subject to additional limitations or restrictions.
9. Are there restrictions on the transfer of my Shares?
During the Period of Restriction with respect to any Share, you will not be able to sell, transfer, pledge, assign, or otherwise alienate or hypothecate the Share, whether voluntarily or involuntarily, by operation of law or otherwise, except upon your death or as provided in Section 12.1 of the Plan. If you become disabled (as defined in the Plan), your legal representative can act on your behalf. If you die, your beneficiary (as defined in the Plan) or the personal representative of your estate can act on your behalf.
Once your Period of Restriction ends with respect to any Share, you will normally be entitled to all rights of ownership to such Share. Under certain circumstances described in the Plan, however, these rights may be delayed or subject to additional limitations or restrictions.
10. Are there restrictions on the delivery and sale of shares of stock?
Your Shares are subject to federal securities laws. In some cases, state or local securities laws may also apply. If the Committee determines that certain registrations or filings are needed or desired to comply with these various securities laws, then we may delay the delivery of Shares until the necessary approvals or filings are obtained. In order for us to meet an exemption from securities registration requirements, we may also require you to provide us with certain information, representations and warranties before we will issue any Shares to you.
Where applicable, the certificates evidencing Shares may contain wording (or otherwise as appropriate in electronic format) indicating that conditions, restrictions, rights and obligations apply.
11. Does the receipt of Shares guarantee continued employment with us?
No. Neither the establishment of the Plan nor the award of Shares to you gives you the right to continued employment or service with us or any of our subsidiaries or affiliates.
12. What events can trigger forfeiture of my Shares?
One or our primary objectives in granting you Restricted Stock is to provide you with an incentive to remain our employee or service provider. This objective will not be accomplished if you separate from service with us before your Period of Restriction ends or your Period of Restriction ends and then you separate from service and compete with us. Therefore, this Restricted Stock award will be forfeited if you:
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

(a)	separate from service with us while your Shares are still subject to a Period of Restriction, other than due to your death, Disability, or following a Change of Control (as defined in the Plan);

(b)	provide services or agree to provide services directly or indirectly to one of our Competitors as an officer, employee, consultant, agent, representative or otherwise (other than limited passive investments in public companies, as described in the Plan); or

(c)	solicit or disclose confidential information during your service with us or any of our subsidiaries or within one year after your separation from service, or any other “Forfeiture Event” described in Section 11.4 of the Plan.
As used in this document, the term “Competitor” means anyone who (or whose affiliate) manufactures, distributes or sells circuit protection products in competition with us or any of our subsidiaries.
If your Shares are cancelled and forfeited due to (b) or (c) above, you agree that you will have no further rights with respect to your Shares; and to the extent that the Period of Restriction has lapsed with respect to any Shares at any time during the 6 months prior to the occurrence of (b) or (c) above (or during the 6 months prior to the date your service as a director with or consulting arrangement with us terminates if you continue to provide services to us after your separation from service with us), you will immediately pay us the fair market value for such Shares (less the purchase price for such Shares, if any) on the dates the Period of Restriction for such Shares ended, plus any costs of collecting this amount from you, plus interest at a per annum rate equal to the lower of 12% or the highest rate permitted by applicable law.
We compete worldwide in the sale of circuit protection products. You agree by your acceptance of your Shares that the forfeiture provisions described in this section, as well as Sections 11.3 and 11.4 of the Plan, are reasonable. You also agree that in the event any court holds that any provision of your Award Agreement or this document constitutes an unreasonable or unenforceable restriction against you, the provisions of this document, your Award Agreement, and the Plan will continue to apply to the fullest extent as determined by a court to qualify as a reasonable and enforceable restriction under the circumstances involved.
You must execute the irrevocable power of attorney, which is attached hereto as Exhibit “A”, to grant the Corporation the discretionary power to transfer forfeited Shares back to the Corporation, to a shareholder, or to another person.
13. What documents govern my Restricted Stock?
The Plan, the Award Agreement, and this document express the entire understanding of you and the Corporation with respect to your Restricted Stock. In the event of any conflict between these documents, the terms of the Plan will always govern. You should also never rely on any oral description of the Plan or your Award Agreement because the written terms of the Plan will
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

always govern. The Committee (or its delegate) has the authority to interpret this document and the Plan. Any such interpretation will be binding on you, us, and other persons.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.